UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 14, 2011 (November 13, 2011)

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Ilyas Khan

Effective November 13, 2011, Mr. Ilyas Khan has resigned from his positions as director, Executive Chairman and Interim Chief Executive Officer of Evergreen Energy Inc. (the “Company”).  At the time of his resignation, Mr. Khan served as the chairman of the Executive and Risk Committees of the Company’s Board of Directors.  The Board has appointed Mr. Thomas H. Stoner and Mr. Richard Perl to serve as Co-Chairman of the Board of Directors.

Resignation of Peter B. Moss

Effective November 13, 2011, Mr. Peter B. Moss resigned as a director of the Company.  At the time of his resignation, Mr. Moss served as a member of the Audit and Compensation Committees of the Company’s Board of Directors and as Chairman of the Governance and Nominating Committee of the Board of Directors.

The resignations of Messrs. Khan and Moss are not the result of a disagreement with respect to Company’s operations, policies or practices.   A copy of the press release announcing these resignations is filed with the Form 8-K as Exhibit 99.1

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated November 14, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: November 14, 2011	By: /s/Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

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Evergreen Energy Inc.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release dated November 14, 2011

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